EXHIBIT 16.1   LETTER FROM FORMER CERTIFYING ACCOUNTANT


John H. Spurgeon
Certified Public Accountant
Attorney at Law
80 South Lake Ave., Suite 723
Pasadena, CA 91101
Office 626-440-9518
Fax 626-440-9836
Email jspurgeon@earthlink.net
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February 19, 2001

Mr. Cort Hooper
President
Freedom Surf, Inc.
c/o Southern California Logo, Inc.
207 W. 138th Street
Los Angeles, CA 90006

This is to confirm that the client-auditor relationship between Freedom Surf, Inc. (Commission File No. 000-28749) and John Spurgeon CPA has ceased.

Yours truly

/s/ John H. Spurgeon
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John H. Spurgeon, CPA JD

cc: Office of the Chief Accountant-SECPS Letter File
    Mail Stop 9-5
    Securities & Exchange Commission
    450 5th Street, N.W.
    Washington, DC 20549